Exhibit 32.2

Registrant (Commission File Number 333-110029):

Broder Bros., Co.

Six Neshaminy Interplex, 6th Floor

Trevose, Pennsylvania 19053

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Broder Bros., Co. on Form 10-K for the year ended December 25, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David J. Hollister, Chief Financial Officer of Broder Bros., Co., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Broder Bros., Co.

Date: March 25, 2005

BRODER BROS., CO.

By:	/S/ DAVID J. HOLLISTER
David J. Hollister Chief Financial Officer

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Broder Bros., Co. and will be retained by Broder Bros., Co. and furnished to the Securities and Exchange Commission or its staff upon request.